UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2009

NEXTWAVE WIRELESS INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51958	20-5361360
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

10350 Science Center Drive, Suite 210 San Diego, California 92121
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:(858) 731-5300

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on October 9, 2008, NextWave Wireless Inc. (the “Company”) and NextWave Wireless LLC, a wholly-owned subsidiary of the Company (“NextWave LLC”) entered into agreements pursuant to which NextWave LLC issued Senior-Subordinated Secured Second Lien Notes due 2010 (the “Second Lien Notes”) in the aggregate principal amount of $105,263,157. The terms of the Second Lien Notes required the Company to consummate, or enter into agreements to consummate, asset sales for net proceeds of at least $350 million on or prior to March 31, 2009 (inclusive of net proceeds from $150 million of previously announced asset sales). The Company did not meet its asset sale targets and accordingly, as required pursuant to the terms of the Second Lien Notes, on April 8, 2009, the Company issued warrants to purchase an aggregate of 10 million shares of its common stock for an exercise price of $0.01 per share (the “Warrants”) to the holders of its Second Lien Notes. In connection with this issuance, the Company entered into Warrant Agreements (the “Warrant Agreements”), with Avenue AIV US, L.P. and Sola Ltd., respectively, and issued Warrants to purchase an aggregate of 7.5 million shares of Common Stock to the Avenue Capital-affiliated purchaser and Warrants to purchase an aggregate of 2.5 million shares of Common Stock to Sola Ltd. Robert Symington, a portfolio manager with Avenue Capital, is a member of the Board of Directors of the Company. The Warrants are exercisable at any time from the date of issuance until 11:59 P.M. eastern time, on April 6, 2012. As previously disclosed, the Warrant Agreements entitle the Second Lien Purchasers and their affiliates to a pre-emptive right to acquire, up to the amount of their pro rata ownership interest in the Company’s Common Stock on a fully-diluted basis (together with any ownership interests held by their affiliates), shares of common stock, preferred stock or any other equity or equity linked security which the Company may propose to issue. The pre-emptive right will expire on the earlier of the expiration date of the Warrant and the occurrence of a qualified public offering, and does not apply to certain issuances of securities, including issuances pursuant to pre-existing rights and grants made pursuant to stock incentive plans of the Company. The shares of common stock underlying the Warrants are also entitled to certain registration rights as described under the heading “Registration Rights Agreement” in the Company’s Current Form 8-K filed with the SEC on October 9, 2009, which is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Warrant Agreements, on April 8, 2009, the Company issued Warrants to purchase an aggregate of 10 million shares of its common stock, with an exercise price of $0.01 per share. The information included under Item 1.01 above with respect to the Warrant Agreements and the Warrants is incorporated under this Item 3.02.

The offers and sales of these securities were exempt from registration under the Securities Act of 1933, as amended. Pursuant to an exemption from registration under Section 4(2) thereof, the recipients of the securities in each such transaction represented their intention to acquire the securities for investment purposes and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to certificates issued in connection with such transactions.

Item 9.01.	Exhibits.

Exhibit No.
Exhibit 4.14	Warrant Agreement, dated April 8, 2009, between NextWave Wireless Inc. and Avenue AIV US, L.P.
Exhibit 4.15	Warrant Agreement, dated April 8, 2009, between NextWave Wireless Inc. and Sola Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, NextWave has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2009

NEXTWAVE WIRELESS INC.

By:	/s/ Francis J. Harding
Francis J. Harding Executive Vice President

EXHIBIT INDEX

Exhibit No.
Exhibit 4.14	Warrant Agreement, dated April 8, 2009, between NextWave Wireless Inc. and Avenue AIV US, L.P.
Exhibit 4.15	Warrant Agreement, dated April 8, 2009, between NextWave Wireless Inc. and Sola Ltd.